Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the QXO, Inc. 2024 Omnibus Incentive Compensation Plan of our report dated February 27, 2025, with respect to the consolidated financial statements of QXO Building Products, Inc. (formerly known as Beacon Roofing Supply, Inc.) included in the QXO, Inc. Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

May 13, 2026